UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43194	39-2631241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1540 Broadway, Ste 1010 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 493-2993
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2026, BlockchAIn Digital Infrastructure, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The holders of 27,788,514 shares of Common Stock, or approximately 73.81% of the outstanding shares entitled to vote as of the record date for the Annual Meeting, were represented at the Annual Meeting in person or by proxy. At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A as filed with the U.S. Securities and Exchange Commission on April 29, 2026. The following is a brief description of each matter voted upon and the final voting results for each matter.

1. Election of Directors

Stockholders elected the Company’s two nominees for Class I directors each to serve for a term of three years or until their respective successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Votes
Daniel Nelson	26,608,142.	0	11,115	0
Hongfei Zhang	26,585,005	0	34,215	0

2. Ratification of Auditors

Stockholders ratified the appointment of Carr, Riggs & Ingram, L.L.C. to serve as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2025 and 2026. The voting results were as follows:

For	Against	Abstain	Broker Non- Votes

27,782,849	4,063	1,602	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	BLOCKCHAIN DIGITAL INFRASTRUCTURE, INC.

/s/ Jolienne Halisky
	Name:	Jolienne Halisky
	Title:	Chief Financial Officer

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